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                                                                     Exhibit 3.2

Current as of 05/18/98
Last amendment: 05/18/98

                               ROY F. WESTON, INC.
                                     BY-LAWS

                               ARTICLE I - OFFICES

                  1. The registered office of the Company shall be at 1 Weston Way, West Chester, Chester County, Pennsylvania.

                  2. The Company may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Company may require.

                                            ARTICLE II - SEAL

                  1. The Corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Pennsylvania".

                                            ARTICLE III - SHAREHOLDERS MEETING

                  1. Meetings of the shareholders shall be held at the office of the Company at 1 Weston Way, West Chester, Chester County, Pennsylvania or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

2. The annual meeting of the shareholders shall be held on the second Monday of the month of May in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the Notice of the Meeting, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

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         3.       The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter(s) being considered at a meeting shall constitute a quorum at all meetings of the shareholders except as otherwise provided by law, by Articles of Incorporation or these By-Laws. If, however, such quorum shall not be present at any meeting of the shareholders, those entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present. In the case of any meeting called for the election of directors, adjournment or adjournments may be taken only from day to day, or for such longer periods not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, until such directors have been elected, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

         4. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. Shareholders shall not have the right to vote cumulatively in the election of directors. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence of the right of the person named therein to vote thereon.

         5. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the Company, at least ten days prior to the meeting.

         6. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares



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                  present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

         7. Special meetings of the shareholders may be called at any time by the Chairman of the Board, or the Board of Directors, or the holders of not less than one-fifth of all the shares outstanding and entitled to vote. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the Secretary may fix, not less than ten nor more than sixty days after receipt of the request.

         8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

         9. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the Company, at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

         10. The officer or agent having charge of the transfer books shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting or shareholders.



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                             ARTICLE IV - DIRECTORS

         1. The business of this Company shall be managed by its Board of Directors, the members of which need not be residents of the Commonwealth of Pennsylvania or shareholders of the Company. Subject to the preceding sentence and the provisions of applicable law, the Board of Directors shall have the authority to (i) determine the number of directors to constitute the Board and (ii) if such number is increased between annual meetings of the shareholders, fill the vacancy or vacancies thereby created. Except as otherwise hereinbefore provided with respect to interim vacancies, directors shall be elected by plurality vote at the annual meeting of shareholders, and each director shall be elected for a term extending until the next following annual meeting of shareholders and, except in the event of death, resignation or removal, shall serve until such director's successor shall be elected and shall qualify.

         2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

         3. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

         4. Each newly-elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected, and no notice shall be necessary to the newly elected directors in order to legally constitute the meeting, or they may meet at such place an time as may be fixed by the consent in writing of all the directors.

         5. Regular meetings of the Board may be held without notice at such time and place as shall be determined by the Board.

         6. Special meetings of the Board may be called by the Chairman of the Board on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner on like notice on the written request of two directors.

         7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the



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                           directors present at a meeting at which a quorum is
                           present shall be the acts of the Board of Directors. If all the directors shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

                  8. The Board of Directors shall have the authority, by resolution, to fix the compensation of Directors for their services as Directors.

                  9. The Board of Directors may elect an Executive Committee consisting of such directors as may from time to time be designated as members thereof by resolution of the Board, which Committee shall have, between meetings of the Board, all of the powers of the Board except such as may not be lawfully delegated to a committee.

                           In addition, the Board of Directors may form other committees of service of the Board, consisting of such directors as may from time to time be designated as members thereof by resolution of the Board.
                           Each committee member shall be a member of the Board.

                  10. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any director so participating in a meeting shall be deemed to be present at the meeting for all purposes.

                                            ARTICLE V - OFFICERS

                  1. The Executive Officers of the Company shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Chairmen and Vice Presidents and such other officers and agents as it deems necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any two or more offices may be held by the same person, except the combination of the Offices of President and Secretary. It shall not be necessary for the officers to be directors.

                  2. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

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                  3.       The officers of the Company shall hold office for one
                           year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in their judgement, the best interests of the Company will be served thereby.

                  4. The Chairman of the Board shall preside at all meetings of the shareholders and directors. The Vice Chairman (or, if more than one, in the order designated by the Board) shall, in the absence of the Chairman, preside at all meetings of the shareholders and directors and shall have such other duties, responsibilities and authority as are from time to time, assigned to him by the Chairman.

                  5. The President shall exercise such responsibilities as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors, and shall, in the absence of the Chairman of the Board and Vice Chairman, assume the responsibilities and discharge the duties of the Chairman.

                  6. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all votes of the Company and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board, under whose supervision he shall be. He shall keep in safe custody the company seal of the Company, and when authorized by the Board affix the same to any instrument requiring it. The Board may also choose one or more Assistant Secretaries.

                  7. The Treasurer shall direct the financial planning, procurement, and investment of corporate funds. He shall have responsibility for the protection and custody of securities and financial instruments and other assets of the Company and shall advise management about insurance coverage, protection against property losses, and potential liability. He shall analyze financial records to forecast the future financial position and financing requirements, and evaluate the need for procurement of funds and investment of surplus and shall advise management on investments and loans for short and long range financial plans. He shall sign or countersign notes of indebtedness approved by management.

                  8. The Board of Directors shall designate from among the Executive Officers



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                           of the Company the Chief Executive Officer, the Chief
                           Operations Officer and the Chief Financial Officer.

                  9. The Chief Executive Officer shall be the Chairman of the Board or the President of the Company, shall be appointed by the Board, and shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect, subject however to the right of the directors to delegate any specific powers to any other officer or officers of the Company. He shall be an ex-officio member of all committees, and shall have the general powers and duties of supervision and management usually vested in the Chief Executive Officer of a Company.

                  10. The Chief Operations Officer shall exercise such responsibilities as may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors.

                  11. The Chief Financial Officer shall exercise such responsibilities as may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors, including the preparation of reports which outline the Company's financial position in areas of income, expenses, and earnings, based on past, present and future operation. He shall direct the preparation of operating budgets and financial forecasts, determine depreciation rates to apply to capitalized items, prepare governmental reports, and arrange for audits of the Company's accounts. He shall advise management on desirable operational adjustments due to budgetary variations. He shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company. He shall prepare all reports to the shareholders and, as authorized by the Board of Directors, shall direct the payment of dividends on the stock of the Company.





                                            ARTICLE VI - VACANCIES


                  1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy



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                           occurred.

                  2. Vacancies in the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                                            ARTICLE VII - CORPORATE RECORDS

                  1. There shall be kept at the registered office of the Company an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the Company. An original or duplicate share register shall also be kept at the registered office, or at the office of a transfer agent or registrar within the Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                  2. Every shareholder shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

                                            ARTICLE VIII - CAPITAL STOCK

                  1. The share certificates of the Company shall be numbered and registered in the share ledger and transfer books of the Company, as they are issued. They shall be signed, by facsimile or otherwise, by the Chairman of the Board or President and the Secretary or Assistant Secretary and shall bear the corporate seal. In case any officer who has executed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the Certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the time of its issue.


                  2. Transfers of shares shall be made on the books of the Company upon surrender of the certificates therefor, endorsed by the person named in the



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                           certificate or by attorney, lawfully constituted in
                           writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, approved the sixth day of April, One Thousand Nine Hundred Fifty-Three (Act No. 1), and its amendments and supplements.

                  3. The Board of Directors may fix a time, not more than seventy days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distributions, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Company or supplied by him to the Company for the purpose of notice. While the stock transfer books of the Company are closed, no transfer of shares will be made thereon. If no record date if fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders meeting, transfers of shares which are transferred on the books of the Company within ten days next preceding the date of such meeting shall not be entitled to notice of, or vote at, such meeting.

                  4. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the Company a bond of indemnity with sufficient surety to protect the Company or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued by the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

                  5. Subject to the provisions of the statutes, the Board of Directors may declare



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                           any pay dividends upon the outstanding shares of the
                           Company out of its surplus from time to time and to such extent as they may deem advisable, in cash, in property, or in shares of the Company.

                  6. Before payment of any dividend there may be set aside out of the net profits of the Company such sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX - MISCELLANEOUS PROVISIONS

                  1. All checks or demands for money and notes of the Company shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                  2. The fiscal year shall begin the 1st day of January each year.

                  3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

                  4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this Company, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at, nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.




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                  5.       The Company shall indemnify its directors, officers,
                           employees, and agents to the full extent permitted by
                           Section 410 of the Business Corporation Law.

                  6. All engineering decisions pertaining to any project or engineering activities in the State of Washington, or any other state where the laws require that the Board of Directors designate a responsible engineer, shall be made by designated engineer in responsible charge named in the resolution of the Board of Directors.

                                            ARTICLE X - ANNUAL STATEMENT

                  1. The Chairman of the Board and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the Company for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                                            ARTICLE XI - AMENDMENTS

                  1. These By-Laws may be altered, amended, or repealed by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders or by the affirmative vote of a majority of all of the directors then in office at any regular or special meeting of the directors, if notice of the proposed alteration, amendment, or repeal be contained in the notice of the meeting.

                                   ARTICLE XII - LIMITATION ON LIABILITY

                  1. A director shall not be personally liable for monetary damages for any action taken on or after January 27, 1987, or for the failure to take any action on or after the date, unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors' Liability Act (Act 145 of 1986, P.L.
                           1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 1 of
                           Article XII shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of any provision of this Section 1 of Article XII shall be prospective only and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the existing at the time of



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                           such repeal or modification.

                                            ARTICLE XIII - INDEMNIFICATION

                  1. The Company shall indemnify to the extent not prohibited by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. The Board of Directors may, and on request of any such person shall be required to, determine in each case whether the applicable standards in the Pennsylvania Directors' Liability Act or any other applicable statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by law to make such determination. If there has been a change in control of the Company between (1) the time of the action or failure to act giving rise to the claim for indemnification and (2) the time such claim is made at the option of the person seeking indemnification the permissibility of indemnification shall be determined by special legal counsel selected jointly by the Company and the person seeking indemnification. The fees and expenses of such counsel shall be paid by the Company. The obligations of the Company to indemnify a director, officer, employee or agent under this Article XIII, including the duty to advance expenses, shall be a contract between the Company and such person, and no modification or repeal of any provision of this
                           Article XIII shall affect, to the detriment of the Director, officer, employee or agent such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

                  2. Expenses incurred by an officer, director, employee or agent of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.



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                  3.       The indemnification and advancement of expenses
                           provided by this Article XIII shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                  4. The Board of Directors shall have the power to (a) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and others to the extent that power to do so has been or may be granted by statute, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations and (c) give other indemnification to the extent not prohibited by statute.



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